                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                        ------------------


                             FORM 8-K



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 23, 1997




                 BAY VIEW CAPITAL CORPORATION
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      (Exact name of registrant as specified in its charter)



    Delaware                  0-17901                94-3078031
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(State or other        (Commission File No.)       (IRS Employer)
 jurisdiction of                                   Identification
 incorporation)                                          No.)



2121 South El Camino Real, San Mateo, California          94403
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  (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:
(415) 573-7300
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                               N/A
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 (Former name or former address, if changed since last report.)

Item 5.   Other Events.
          ------------

General
-------

     On May 8, 1997, Bay View Capital Corporation (the "Company" or "Bay View" or "BVCC"), a Delaware corporation and the holding company for Bay View Bank ("BVB"), Bay View Securitization Corporation, California Thrift & Loan, Concord Growth Corporation and Regent Financial Corporation, announced the execution of a definitive agreement to acquire America First Eureka Holdings, Inc. ("AFEH") and AFEH's wholly owned subsidiary, EurekaBank, A Federal Savings Bank ("EurekaBank"). The acquisition will be accounted for using the purchase accounting method and is expected to be completed on or about December 31, 1997 or January 1, 1998.

     Under the terms of the definitive agreement, America First Financial Fund 1987-A Limited Partnership (the "Partnership"), the sole shareholder of AFEH, will receive Bay View common stock valued at $210 million (subject to possible adjustment) and $90 million in cash. Pursuant to the agreement, AFEH will be merged into the Company, with the Company as the surviving corporation, and EurekaBank will be merged into BVB, with BVB as the surviving institution (collectively, the "Merger"). Consummation of the Merger is subject to the satisfaction of a number of conditions set forth in the agreement, including approval of the Company's stockholders and the beneficial unit certificate holders of the Partnership and the regulatory approval of the Office of Thrift Supervision.

Forward-Looking Statements
--------------------------

     This Current Report on Form 8-K contains forward-looking statements with respect to the financial condition, results of operations and business of Bay View, including but not limited to statements relating to the expected impact of the Merger on the pro forma financial condition and results of operations of the combined company. See "Pro Forma Financial Information." These forward-looking statements involve certain risks and uncertainties.
Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) expected cost savings or revenue enhancements from the Merger cannot be fully realized; (2) deposit attrition, customer loss or revenue loss following the Merger is greater than expected; (3) competitive pressure in the banking and financial services industry increases significantly; (4) changes in the interest rate environment reduce margins; (5) costs or difficulties related to the integration of the businesses of Bay View and AFEH and their subsidiaries are greater than expected; (6) the impact of regulatory changes is other than expected; (7) changes in business conditions and inflation; (8) changes in the securities market; (9) changes in the terms of the Merger, including the possibility that the Company may have to increase the number of shares of common stock issued to consummate the Merger; and (10) changes in general economic conditions, either nationally or in the state of California, are less favorable than expected.

Pro Forma Financial Information
-------------------------------

     Set forth herein below is the unaudited pro forma financial information relating to Bay View's acquisition of AFEH prepared in accordance with Article 11 of Regulation S-X.

     The unaudited pro forma condensed combined statement of financial condition as of March 31, 1997 is based on the historical consolidated statements of financial condition of the Company and AFEH giving effect to the accounting for the acquisition of AFEH using the purchase method of accounting and assumes the acquisition occurred as of March 31, 1997.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 are based on the historical consolidated statements of operations of the Company and AFEH giving effect to the accounting for the acquisition of AFEH using the purchase method of accounting and assume the acquisition occurred as of January 1, 1996.

     The unaudited pro forma condensed combined statement of financial condition and statements of operations should be read in conjunction with the historical consolidated financial statements and the accompanying notes contained in the Company's Form 10-Q for the quarter ended March 31, 1997 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the historical consolidated financial statements and the accompanying notes contained in AFEH's unaudited consolidated financial statements for the quarter ended March 31, 1997 and AFEH's audited financial statements for the year ended December 31, 1996 included in the Company's other Current Report on Form 8-K dated June 23, 1997.

     The pro forma adjustments are based on certain assumptions and preliminary estimates of goodwill which represents the excess of the acquisition cost over the fair value of assets acquired and liabilities assumed. No adjustments have been made where fair value information is not yet available. The actual goodwill arising from the acquisition will be based on the fair values of the assets and liabilities on the date the transaction is consummated and no assurance can be given that actual goodwill will not be more or less than the estimated amount set forth herein.
The unaudited pro forma condensed combined financial statements are based upon a number of other assumptions and estimates, and are subject to a number of other uncertainties, relating to the proposed acquisition of AFEH and related matters, including, among other things, estimates, assumptions and uncertainties regarding
(i) the amount of expense accruals for direct acquisition costs and the amount of expenses associated with branch closings, settlement of existing contracts and severance pay (ii) the amount of and the interest rate on anticipated additional borrowings and (iii) the amount of the deferred tax asset resulting from AFEH's tax loss carryforwards. The unaudited pro forma condensed combined financial statements also assume that the Company will issue 8,077,000 shares of its common stock to the Partnership in connection with the proposed Merger. However, the actual number of shares issued will depend upon the market price of the Company's common stock prior to the Merger and the number of shares issued therefore may be more or less than the foregoing amount. Accordingly, the unaudited pro forma condensed combined financial statements do not purport to be indicative of the actual results of operations or financial condition that would have been achieved had the Merger in fact occurred on the date(s) indicated, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future.

BAY VIEW CAPITAL CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION MARCH 31, 1997

                                                         Pro Forma    Pro Forma
 Assets                              BVCC       AFEH    Adjustments    Combined
----------------------------       --------    ------   -----------   ---------
                                          (Dollars in Thousands)
Cash and Cash Equivalents:
- Cash and Cash Due from
   Depository Institutions      $   18,840 $   22,574     $   ---  $   41,414
- Interest-bearing Deposits and
   Short-term Investments           29,459     19,300       4,000(1)   52,759
                                    -------   -------                  ------
                                    48,299     41,874                  94,173


Loans Held for Sale                 79,184      1,404         ---      80,588

Securities Available for Sale
- Investment Securities              9,497        ---         ---       9,497
- Mortgage-backed Securities        79,959     43,007         ---     122,966


Securities Held to Maturity
- Investment Securities             15,004        ---         ---      15,004
- Mortgage-backed Securities       478,231    592,108         ---   1,070,339

Loans Receivable, Net            2,213,093  1,427,635         ---   3,640,728

Investment in Stock of the
  FHLB of San Francisco             52,727     22,180         ---      74,907

Real Estate Owned, Net               8,895      1,996         ---      10,891

Premises and Equipment, Net          7,547      8,688         ---      16,235

Intangible Assets                    9,520      2,562      101,752(2) 113,834

Other Assets                        42,654     38,809       77,302(3) 158,765
                                    ------     ------                 -------

Total Assets                    $3,044,610 $2,180,263              $5,407,927
                                 =========  =========               =========







Liabilities and                                        Pro Forma    Pro Forma
Stockholders' Equity            BVCC         AFEH      Adjustments  Combined
---------------------------  ------------  ---------  ------------  ---------

Customer Deposits             $ 1,655,840 $1,890,504     $   ---   $3,546,344

Advances from the FHLB
   Of San Francisco               890,762     75,181         ---      965,943

Securities Sold Under
   Agreements to Repurchase       198,556        ---         ---      198,556

Senior Debentures                  50,000        ---     (50,000)(4)      ---

Anticipated Borrowings                ---        ---     150,000(4)   150,000

Other Borrowings                   17,122        ---         ---       17,122

Other Liabilities                  40,196     36,757      50,875(5)   127,828
                              ----------- ----------               ----------

Total Liabilities               2,852,476  2,002,442         ---    5,005,793

Stockholders' Equity              192,134    177,821      32,179(6)   402,134
                              ----------- ----------               ----------

Total Liabilities and
   Stockholders' Equity       $ 3,044,610 $2,180,263               $5,407,927
                                =========  =========               ==========

See accompanying Notes to Pro Forma Condensed Combined Financial Statements


BAY VIEW CAPITAL CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1997

                                                   Pro Forma     Pro Forma
                                BVCC      AFEH    Adjustments    Combined
                               -------   -------  -----------   -----------
                           (Dollars in thousands except per share amounts)
Interest Income:
  Interest on Loans
   Receivable                 $46,664    $26,762       $  ---      $73,426

  Interest on Mortgage-
   Backed Securities            9,231    11,320          ---        20,551

  Interest and Dividends
   On Investments               2,261       835                      3,096
                               ------    ------                    -------
                               58,156    38,917                     97,073

Interest Expenses:

   Interest on Customer
    Deposits                   19,594    21,490          ---        41,084

   Interest on Senior
     Debentures                 1,114       ---       (1,114)(7)       ---

   Interest on
   Borrowings and
   Other Interest
   Expense                     16,393     2,211        3,364(7)     21,968
                               ------   -------                   --------
                               37,101    23,701                     63,052
                               ------    ------                     ------
Net Interest Income:           21,055    15,216          ---        34,021

Provision for Losses
 on Loans                         565       252          ---           817


Net Interest Income after
 Provision for Losses          ------    ------                   --------
 on Loans                      20,490    14,964          ---        33,204

Noninterest Income:
   Loan Fees and
   Charges                      1,158       295          ---         1,453


   Gain on Sale of
   Loans and Securities           925        62          ---           987

   Other                        1,500     1,359          ---         2,859
                               ------    ------                     ------
                                3,583     1,716                      5,299

Noninterest Expense:

   General and
    Administrative             14,620     9,922          ---        24,542(8)

   Real Estate Owned             (470)      ---          ---          (470)

   Amortization of
    Intangibles                   677       290        1,406(9)      2,373
                               ------    ------                    -------
                               14,827    10,212                     26,445
                               ------    ------                    -------

Income Before Income
 Tax Expense                    9,246     6,468                     12,058

Income Tax Expense              3,984       320        1,337(10)     5,641
                               ------     -----                     ------

Net Income                     $ 5,262   $ 6,148                   $ 6,417(11)
                               =======   =======                   =======


Adjusted for a 2 for 1
 Stock Split on
 June 2, 1997
----------------------

Primary Earnings
 Per Share                    $  0.39       ---          ---      $   0.30(11)

Average Shares
 Outstanding (including
 Common Stock
 Equivalents)             13,552,000       ---    8,077,000(12) 21,629,000



See accompanying Notes to Pro Forma Condensed Combined Financial Statements

BAY VIEW CAPITAL CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996

                                                  Pro Forma     Pro Forma
   Assets                  BVCC       AFEH       Adjustments    Combined
---------------          --------    ------      -----------    --------

                        (Dollars in thousands except per share amounts)
Interest Income:
  Interest on Loans
    Receivable           $192,443  $107,157           ---       $299,600
  Interest on
    Mortgage-Backed
    Securities            42,081     50,161           ---         92,242
  Interest and
    Dividends on
    Investments            7,231      4,565           ---         11,796
                         -------   --------                      -------
                         241,755    161,883                      403,638

Interest Expense:
  Interest on
    Customer Deposits    100,225     81,982           ---        182,207
  Interest on
    Senior Debentures      2,623        ---        (2,623)(7)        ---(7)
  Interest on
    Borrowings and
    Other Interest
    Expense               57,925     19,689        11,623(7)      89,237(7)
                         -------    -------                      -------
                         160,773    101,671           ---        271,444
                         -------    -------                      -------
Net Interest Income       80,982     60,212           ---        132,194
Provision for
Losses on Loans            1,898        965           ---          2,863
                          ------    -------                      -------
Net Interest Income
 after Provision for
 Losses on Loans          79,084     59,247                      129,331

Noninterest Income:
   Loan Fees
   and Charges             4,930      1,379           ---          6,309
   Gain on Sale
   of Loans
   and Securities         (1,453)       307           ---         (1,146)

   Other                   5,087      6,714           ---         11,801
                          ------     ------                      -------

                           8,564      8,400           ---         16,964

Noninterest Expense:
   General and
    Administrative        58,955     44,317           ---     103,272(8)
   SAIF Recapitalization
    Assessment            11,750     11,000           ---      22,750
   Real Estate
    Owned                 (4,909)       270           ---      (4,639)
   Amortization of
    Intangibles            2,606      1,213        5,573(9)     9,392(9)
                          ------     ------                   -------
                          68,402     56,800                   130,775
                          ------     ------                   -------

Income Before
 Income Tax Expense       19,246      10,847                   15,520

Income Tax Expense
 (Benefit)                 8,277     (20,870)     22,373(10)    9,780
                          ------      ------                  -------

Net Income              $ 10,969    $ 31,717                 $  5,740(11)
                        ========    ========                 ========


Adjusted for a 2 for 1
Stock Split on
 June 2, 1997
----------------------

Primary Earnings
 Per Share             $    0.79                            $    0.26(11)

Average Shares
 Outstanding
 (including Common
  Stock Equivalents)  13,900,000               8,077,000(12)   21,977,000

See accompanying Notes to Pro Forma Condensed Combined Financial Statements


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

1. The adjustment represents the $150 million received from anticipated borrowings described in Note (4) below net of (i) estimated issuance costs, (ii) the retirement of $50 million in Senior Debentures and (iii) the $90 million payment for the cash portion of the purchase price.

2. The adjustment represents the excess of acquisition cost over the estimated fair value of net assets acquired (i.e. goodwill) net of the AFEH pre-acquisition goodwill written-off. Goodwill is preliminarily assumed to be amortized on a straight-line basis over a period of 15 years. The goodwill amount reflected herein is not necessarily indicative of the amount which will be recorded when the transaction is consummated. Based on BVCC's acquisition analysis, management has estimated that the goodwill to be recorded as of the consummation date will be approximately $112 million. The actual goodwill arising from the acquisition will be based on the fair values of the assets and liabilities on the date the transaction is consummated. No adjustments have been made to such assets and liabilities in the pro forma condensed combined financial statements where fair value information is not available.

3. These adjustments represent deferred taxes arising from the tax loss carryforwards of AFEH, deferred issuance costs of the anticipated borrowings described in Note (4) below and tax receivable related to expense accruals in Note (5) below.

4. These adjustments represent the anticipated borrowings which are expected to be utilized to retire the existing $50 million
Senior Debentures.

5. This adjustment represents direct acquisition costs and expense accruals for certain estimated expenses associated with branch closings, amounts for settlement of obligations under existing contracts and severance pay for involuntary terminations.

6. This adjustment represents the issuance of $210 million of BVCC's common stock to the shareholder of AFEH offset by the elimination of AFEH's equity for consolidation purposes.

7. This adjustment represents the impact of the retirement of the Senior Debentures described in Note (4) above and the estimated expense attributable to the anticipated new borrowings. This adjustment assumes that the interest rate on such anticipated new borrowings will be 9.0% per annum. However, the actual interest rate on such borrowings will depend upon market conditions and there can be no assurance that the actual interest rate will not be greater or less than such assumed rate.

8. No adjustments have been made to general and administrative expenses for expected annualized cost savings which the Company believes will be derived primarily from the elimination of duplicative administrative functions and consolidation of loan servicing functions and the cessation of EurekaBank's residential loan origination activities.

9. This adjustment reflects the goodwill preliminarily assumed to be amortized on a straight-line basis over a period of 15 years offset by the reversal of the amortization of pre-acquisition AFEH goodwill. The goodwill amortization is not necessarily indicative of the amount which will be recorded when the transaction is consummated. See Note (2) above.

10. This adjustment represents the reversal of tax benefits recognized by AFEH associated with tax loss carryforwards partially offset by tax benefit related to the interest expense on the anticipated borrowings described in Note (4) above. See Notes (4) and (7) above.

11. The net income and earnings per share amounts reflected herein are not necessarily indicative of the amounts which will be reflected when the transaction is consummated. The historical and pro forma net income and earnings per share amounts include the impact of a charge relating to a one-time SAIF recapitalization assessment for both BVB and EurekaBank (full year 1996,$22.8 million pretax; first quarter 1997, none). In addition, no adjustments have been made to general and administrative expenses for expected annualized cost savings as described in Note (8) above.

     The actual goodwill arising from the acquisition will be based on the excess of the acquisition cost over the fair values of the assets and liabilities on the date the transaction is consummated. No adjustments have been made to such assets and liabilities in the pro forma condensed financial statements where fair value information is not available. Further, no pro forma cost savings adjustments are reflected in the Unaudited Pro Forma Combined Condensed Statements of Operations as any expected cost savings will be realized prospectively.

12. The number of shares of BVCC's common stock issued to the Partnership is calculated based on the common stock portion of the purchase price of $210 million divided by an assumed stock price of $26 per share (adjusted for 2 for 1 stock split on June 2, 1997). The actual number of shares of BVCC common stock issued in the Merger will be determined by dividing (i) $210 million by (ii) the average closing sale price of one share of BVCC Common Stock on the Nasdaq National Market for the 20 consecutive full trading days ending on the fifth business day immediately prior to the Merger closing date, but not in excess of $26.00 or less than $21.00 (subject to possible adjustment in the event the average price is below $21.00). As a result, the actual number of shares issued in the Merger will depend upon the market price of BVCC's common stock prior to the Merger date and may be more or less than the number of shares reflected herein.

                           SIGNATURES


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BAY VIEW CAPITAL CORPORATION



Date: June 23, 1997                By:/s/ DAVID A. HEABERLIN
      -------------                   --------------------------
                                      David A. Heaberlin
                                      Executive Vice President
                                      and Chief Financial Officer